EX99.23(a)(4)(B)

                        Articles of Revival

First: 	The name of the corporation at the time the charter was
forfeited was UMB TAX-FREE MONEY MARKET FUND, INC.

Second:	The name which the corporation will use after revival is
UMB TAX-FREE MONEY MARKET FUND, INC.

Third: The name and address of the resident agent are the Corporation Trust, Inc. 32 South St, Baltimore MD. 21202

Fourth:	These Articles of Revival are for the purpose of
reviving the charter of the corporation.

Fifth:	At or prior to the filing of these Articles of Revival,
the corporation has:

        (a)  Paid all fees required by law;
        (b) Filed all annual reports which should have been filed by the corporation if its charter had not been forfeited;
        (c) Paid all state and local taxes, except taxes on real estate, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited whether or not barred by limitations.

Sixth:	The address of the principal office in this state is C/O
the Corporation Trust Incorporated, 32 South Street, Baltimore,
Maryland, 21202.

The undersigned who were respectively the last acting president and the treasurer of the corporation severally acknowledge the Articles to be their act.

                         /s/Larry D. Armel
                         Larry D. Armel
                         Last Acting President

                         /s/Stephen R. Ross
                         Stephen R. Ross
                         Last Acting Treasurer





                        AFFIDAVIT FOR REVIVAL OF A CHARTER
State of Missouri)
                 ) S.S.
County of Jackson)

        I, Larry D. Armel, President of UMB TAX-FREE MONEY MARKET FUND, INC., hereby declare that the previously mentioned corporation has paid all State and local taxes except taxes on real estate, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited whether or not barred by limitations.

                        /s/Larry D. Armel
                        Larry D. Armel, President


        I hereby certify that on December 26, 1986 before me, the subscriber, a notary public of the State of Missouri, in and for Jackson County personally appeared Larry D. Armel and made oath under the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.

                        As witness my hand and notarial seal

                        /s/Jacqueline B. Willhite
                        Jacqueline B. Willhite, Notary Public
                        My Commission expires 2/23/87.